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                                                                    Exhibit 99.1

                              CANTEL MEDICAL CORP.
                                      PROXY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of CANTEL MEDICAL CORP. hereby appoints Charles M. Diker and James P. Reilly, and each them, as proxies, with full power of substitution, to vote, as designated below, on behalf of the undersigned the number of votes to which the undersigned is entitled, at the Annual Meeting of Stockholders of CANTEL
MEDICAL CORP., to be held on                 ,                       , 2001
at 10:00 a.m. at __________________, ________________, or at any adjournments thereof:

(1) To approve the proposed issuance of shares of Cantel Medical Corp. common stock in the merger of Canopy Merger Corp., a wholly owned subsidiary of Cantel Medical Corp., with and into Minntech Corporation in accordance with the Agreement and Plan of Merger, dated as of May 30, 2001, among Cantel Medical Corp., Canopy Merger Corp. and Minntech Corporation.

FOR [   ]                   AGAINST [   ]              ABSTAIN [   ]

(2) Election of directors nominees for terms expiring at the 2003 Cantel Medical Corp. Annual Meeting of Stockholders: DARWIN C. DORNBUSH, MORRIS W. OFFIT, and JOHN W. ROWE, M.D.

FOR ALL NOMINEES [   ]      WITHHOLD AUTHORITY [   ]
         To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

                           ---------------------------

(3) To amend Cantel's certificate of incorporation to change the current indemnification provision.

FOR [   ]                   AGAINST [   ]              ABSTAIN [   ]

(4) To amend Cantel's 1997 Employee Stock Option Plan to increase the number of shares reserved for issuance and available for grant under the plan from 700,000 to 1,000,000.

FOR [   ]                   AGAINST [   ]              ABSTAIN [   ]

(5) In their discretion with respect to any other matters that may properly come before the meeting or any adjournment thereof.

FOR [   ]                   AGAINST [   ]              ABSTAIN [   ]

Unless a contrary direction is indicated, the shares represented by this proxy will be voted for all nominees for directors named in the joint proxy statement/prospectus enclosed with this card and for Proposals 1, 2 and 4; if specific instructions are indicated, this proxy will be voted in accordance with such instructions.

PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN IT AT ONCE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU DO ATTEND.

                     DATED: ____________________________
                     ___________________________________
                     ___________________________________
                                SIGNATURE(S)

                    NOTE: If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS